Exhibit 99.1

  Washington Trust's Assets Top $2 Billion; First Quarter Earnings Increase 4%

     WESTERLY, R.I.--(BUSINESS WIRE)--April 15, 2004--Washington Trust Bancorp, Inc. (Nasdaq National Market; symbol: WASH), parent company of The Washington Trust Company, today reported first quarter 2004 net income of $5.0 million, or 37 cents per diluted share, up 4 percent from $4.7 million, or 36 cents per diluted share, for the first quarter of 2003. The returns on average assets and average equity for the three months ended March 31, 2004 were 1.00% and 13.90%, respectively, compared to 1.07% and 14.56%, respectively, for the three months ended March 31, 2003.
     "Washington Trust had a very strong first quarter and surpassed $2 billion in assets for the first time in the Corporation's 204-year history," stated John
C. Warren, Washington Trust Chairman and CEO. He continued, "We had good growth in both commercial and consumer loans. In addition, our trust and asset management revenues were up by 21% over the same quarter last year."
     Net interest income for the first quarter of 2004 amounted to $13.1 million, up 10 percent from $11.9 million for the same quarter a year ago. The increase in net interest income was due to a 12% increase in average interest-earning assets. The net interest margin for the first quarter of 2004 was 2.87%, unchanged from the fourth quarter of 2003, but lower than the 2.97% level reported for the first quarter of 2003. The year-to-year decrease in the net interest margin reflects a decline in yields on loans and securities offset somewhat by lower funding costs of interest-bearing deposits and Federal Home Loan Bank ("FHLB") advances.
     Noninterest income (excluding net realized gains on securities) amounted to $5.9 million for the quarter ended March 31, 2004, up from $5.8 million for the same quarter a year ago. Increases were recognized in trust and investment management income, service charges on deposits, merchant processing fees and other income. Revenue from trust and investment management income, the largest component of noninterest income, totaled $3.1 million for the quarter ended March 31, 2004, up 21 percent from the comparable quarter in 2003. Trust assets under administration amounted to $1.782 billion at March 31, 2004, compared to $1.742 billion at December 31, 2003. Meanwhile, gains on loan sales declined from $1.2 million in the first quarter of 2003 to $349 thousand in the first quarter of 2004, primarily due to a drop off in mortgage origination activity.
     For the first quarter of 2004, noninterest expenses totaled $11.7 million, up 6 percent from the first quarter of 2003. The increase in noninterest expenses occurred primarily in the category of salaries and benefits, the largest component of total noninterest expense.
     Total assets amounted to $2.054 billion at March 31, 2004, up by $80.4 million, or 4 percent, from the December 31, 2003 balance of $1.974 billion.
     In the first quarter of 2004, total loans increased $43.4 million to $1.0 billion, with the largest increase in consumer loans. Consumer loans increased $19.7 million, or 12 percent, from the balance at December 31, 2003 primarily due to growth in home equity lines and loans. Commercial loans increased $13.0 million, or 3 percent, to $421.4 million at March 31, 2004. Residential real estate loans amounted to $400.6 million, up $10.7 million from the balance at December 31, 2003. The Corporation purchased a total of $13.2 million of adjustable rate residential mortgages from other financial institutions in the first quarter of 2004.
     Total securities were $884.6 million at March 31, 2004, up $45.2 million from the balance at December 31, 2003. The increase was mainly due to purchases of mortgage-backed securities.
     Total deposits at March 31, 2004 amounted to $1.245 billion, up $38.6 million, or 3 percent, from the December 31, 2003 balance of $1.206 billion. Savings deposits, including money market deposits, amounted to $522.5 million at March 31, 2004, up $28.6 million from the December 31, 2003 balance. Time deposits amounted to $542.8 million at March 31, 2004, up $24.7 million from the December 31, 2003 balance, primarily due to increases in consumer accounts as well as brokered certificates of deposit. Total consumer certificates of deposit amounted to $402.1 million at March 31, 2004, up $16.9 million from the balance at December 31, 2003. Brokered certificates of deposit increased $8.0 million during the first quarter of 2004 and totaled $126.2 million at March 31, 2004. Demand deposits decreased $14.7 million in the first three months of 2004 and totaled $179.5 million at March 31, 2004, however, demand deposits at December 31, 2003 included a temporary placement of approximately $18.6 million in funds on deposit that were withdrawn in January 2004. In the first quarter of 2004, FHLB advances increased $37.1 million to $644.2 million at March 31, 2004.
     Asset quality, as measured by the level of nonperforming assets, continues to be strong in 2004. Nonaccrual loans as a percentage of total loans at March 31, 2004 were .29%, unchanged from December 31, 2003. Similarly, nonperforming assets (nonaccrual loans and property acquired through foreclosure) as a percent of total assets at March 31, 2004 and December 31, 2003 amounted to .14%. The Corporation benefited from favorable loan loss experience in the first quarter of 2004 as indicated by a $140 thousand excess of loan loss recoveries over charge-offs. In the first quarter of 2003, charge-offs, net of recoveries, amounted to $92 thousand.
     Total shareholders' equity amounted to $144.6 million at March 31, 2004, up from $138.1 million at December 31, 2003. Book value per share as of March 31, 2004 and December 31, 2003 amounted to $10.95 and $10.46, respectively.
     Washington Trust Bancorp, Inc. Chairman and Chief Executive Officer, John
C. Warren, and David V. Devault, Executive Vice President, Treasurer, and Chief Financial Officer will host a conference call on Thursday, April 15, at 4:15 p.m. (Eastern Daylight Time) to discuss the Corporation's first quarter results. Access to the call is available in a listen-only mode on Washington Trust's web site, http://investorrelations.washtrust.com. A replay of the call will be posted in this same section of the web site shortly after the conclusion of the call.
     Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800. The Bank offers a full range of financial services, including trust and investment management, through its offices in Rhode Island and southeastern Connecticut. Washington Trust Bancorp, Inc.'s common stock trades on The Nasdaq Stock Market(R) under the symbol WASH. Investor information is available on the Corporation's web site: www.washtrust.com.

     This report contains certain statements that may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation's actual results, performance or achievements could differ materially from those projected in the forward-looking statements as a result, among other factors, of changes in general national or regional economic conditions, changes in interest rates, reductions in the market value of trust and investment assets under management, reductions in loan demand, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in loan default and charge-off rates, changes in the size and nature of the Corporation's competition, changes in legislation or regulation and accounting principles, policies and guidelines and changes in the assumptions used in making such forward-looking statements.

             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY


                                             THREE MONTHS ENDED
(Dollars and shares in thousands,      MAR. 31,   MAR. 31,   DEC. 31,
 except per share amounts)               2004       2003       2003

OPERATING RESULTS
Net interest income                     $13,083    $11,929    $12,861
Provision for loan losses                   120        100        100
Net realized gains on securities              -        230          -
Other noninterest income                  5,940      5,803      5,900
Noninterest expenses                     11,680     10,978     11,616
Income tax expense                        2,268      2,134      2,186
Net income                                4,955      4,750      4,859

PER SHARE
Basic earnings                            $0.38      $0.36      $0.37
Diluted earnings                          $0.37      $0.36      $0.36
Dividends declared                        $0.17      $0.15      $0.16

SHARES OUTSTANDING
Weighted Average:   Basic              13,202.6   13,059.3   13,172.3
                    Diluted            13,513.3   13,230.2   13,538.9

AVERAGE BALANCE SHEET
Federal funds sold and other
 short-term investments                 $11,155    $14,946    $10,804
Taxable debt securities                 809,505    764,975    789,173
Nontaxable debt securities               14,235     17,462     14,783
Corporate stocks and Federal Home
 Loan Bank stock                         54,518     48,025     53,743

Loans:              Commercial          412,642    389,545    405,710
                    Residential         390,834    292,276    380,913
                    Consumer            170,589    133,050    155,382

                    Total loans         974,065    814,871    942,005

Earning assets                        1,863,478  1,660,279  1,810,508
Total assets                          1,988,142  1,778,338  1,933,259

Deposits:           Demand              170,289    155,944    180,858
                    Savings             497,033    459,777    490,866
                    Time                527,531    481,766    501,852

                    Total deposits    1,194,853  1,097,487  1,173,576

Federal Home Loan Bank advances         633,195    532,698    606,806
Shareholders' equity                    142,582    130,506    136,964

KEY RATIOS
Return on average assets                  1.00%      1.07%      1.01%
Return on average equity                 13.90%     14.56%     14.19%
Interest rate spread
 (taxable equivalent basis)               2.62%      2.68%      2.61%
Net interest margin
 (taxable equivalent basis)               2.87%      2.97%      2.87%

ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period          $15,914    $15,487    $15,813
Provision charged to earnings               120        100        100
Net (charge-offs) recoveries                140        (92)         1

Balance at end of period                $16,174    $15,495    $15,914


             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY


(Dollars and shares in thousands,    MAR. 31,    MAR. 31,    DEC. 31,
 except per share amounts)             2004        2003        2003

PERIOD END BALANCE SHEET
Assets                             $2,054,232  $1,815,627  $1,973,807
Total securities                      884,592     842,307     839,421

Loans:              Commercial        421,440     391,158     408,477
                    Residential       400,564     285,689     389,855
                    Consumer          182,344     134,285     162,649

                    Total loans     1,004,348     811,132     960,981

Deposits:           Demand            179,468     169,636     194,144
                    Savings           522,477     467,027     493,878
                    Time              542,814     484,183     518,119

                    Total deposits  1,244,759   1,120,846   1,206,141

Federal Home Loan Bank advances       644,203     544,387     607,104
Shareholders' equity                  144,571     131,010     138,055


CAPITAL RATIOS
Tier 1 risk-based capital               9.84%      10.00%      10.00%
Total risk-based capital               11.42%      11.41%      11.57%
Tier 1 leverage ratio                   5.66%       5.59%       5.65%


SHARE INFORMATION
Shares outstanding at end of period  13,206.9    13,071.0    13,194.6
Book value per share                   $10.95      $10.02      $10.46
Tangible book value per share           $9.10       $8.10       $8.60
Market value per share                 $26.40      $20.21      $26.20


CREDIT QUALITY
Nonaccrual loans                       $2,920      $4,034      $2,743
Other real estate owned, net               11           4          11
Nonperforming assets to total assets    0.14%       0.22%       0.14%
Nonaccrual loans to total loans         0.29%       0.50%       0.29%
Allowance for loan losses
 to nonaccrual loans                  553.90%     384.11%     580.17%
Allowance for loan losses
 to total loans                         1.61%       1.91%       1.66%


ASSETS UNDER MANAGEMENT
Market value                       $1,782,153  $1,478,748  $1,741,948


             Washington Trust Bancorp, Inc. and Subsidiary
                      CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)
                                             (Unaudited)
                                               March 31,  December 31,
                                                 2004         2003
Assets:

Cash and due from banks                         $35,303      $40,710
Federal funds sold and other
 short-term investments                          17,630       20,400
Mortgage loans held for sale                      2,405        2,486
Securities:
 Available for sale, at fair value;
  amortized cost $722,247 in 2004
  and $663,529 in 2003                          737,985      673,845
 Held to maturity, at cost; fair value
  $150,834 in 2004 and $169,401 in 2003         146,607      165,576

 Total securities                               884,592      839,421

Federal Home Loan Bank stock, at cost            32,789       31,464

Loans                                         1,004,348      960,981
Less allowance for loan losses                   16,174       15,914

 Net loans                                      988,174      945,067

Premises and equipment, net                      25,014       24,941
Accrued interest receivable                       8,282        7,911
Goodwill                                         22,591       22,591
Identifiable intangible assets                    1,792        1,953
Other assets                                     35,660       36,863

 Total assets                                $2,054,232   $1,973,807

Liabilities:

Deposits:
 Demand                                        $179,468     $194,144
 Savings                                        522,477      493,878
 Time                                           542,814      518,119

 Total deposits                               1,244,759    1,206,141

Dividends payable                                 2,247        2,113
Federal Home Loan Bank advances                 644,203      607,104
Other borrowings                                  1,625        2,311
Accrued expenses and other liabilities           16,827       18,083

 Total liabilities                            1,909,661    1,835,752

Shareholders' Equity:

Common stock of $.0625 par value; authorized
 30 million shares; issued 13,219,949 shares
 in 2004 and 13,204,024 shares in 2003              826          825
Paid-in capital                                  30,090       29,868
Retained earnings                               104,200      101,492
Unamortized employee restricted stock               (16)         (22)
Accumulated other comprehensive income            9,773        6,101
Treasury stock, at cost; 13,052 shares
 in 2004 and 9,463 in 2003                         (302)        (209)

 Total shareholders' equity                     144,571      138,055

 Total liabilities and
  shareholders' equity                       $2,054,232   $1,973,807


             Washington Trust Bancorp, Inc. and Subsidiary
                   CONSOLIDATED STATEMENTS OF INCOME


(Dollars and shares in thousands, except per share amounts)
                                                        (Unaudited)
Three months ended March 31,                           2004     2003

Interest income:
 Interest and fees on loans                          $13,641  $12,646
 Interest on securities                                8,255    8,555
 Dividends on corporate stock and
  Federal Home Loan Bank stock                           474      487
 Interest on federal funds sold and other
  short-term investments                                  20       37

 Total interest income                                22,390   21,725

Interest expense:
 Savings deposits                                        729      950
 Time deposits                                         4,018    3,934
 Federal Home Loan Bank advances                       4,545    4,893
 Other                                                    15       19

 Total interest expense                                9,307    9,796

Net interest income                                   13,083   11,929
Provision for loan losses                                120      100

Net interest income after provision
 for loan losses                                      12,963   11,829

Noninterest income:
 Trust and investment management                       3,055    2,533
 Service charges on deposit accounts                   1,170    1,100
 Net gains on loan sales                                 349    1,238
 Merchant processing fees                                597      457
 Income from bank-owned life insurance                   299      284
 Net realized gains on securities                          -      230
 Other income                                            470      191

 Total noninterest income                              5,940    6,033

Noninterest expense:
 Salaries and employee benefits                        6,977    6,534
 Net occupancy                                           816      762
 Equipment                                               770      837
 Merchant processing costs                               466      362
 Legal, audit and professional fees                      258      305
 Advertising and promotion                               466      270
 Outsourced services                                     376      371
 Amortization of intangibles                             161      180
 Other                                                 1,390    1,357

 Total noninterest expense                            11,680   10,978

Income before income taxes                             7,223    6,884
Income tax expense                                     2,268    2,134

 Net income                                           $4,955   $4,750

Weighted average shares outstanding - basic         13,202.6 13,059.3
Weighted average shares outstanding - diluted       13,513.3 13,230.2
Per share information:
 Basic earnings per share                               $.38     $.36
 Diluted earnings per share                             $.37     $.36
 Cash dividends declared per share                      $.17     $.15


    CONTACT: Washington Trust Bancorp, Inc.
             Elizabeth B. Eckel, 401-348-1309
             ebeckel@washtrust.com